EXHIBIT 10.2

February 1, 2016

Regarding:  Debenture agreement between Sundance
Strategies, Inc. and Satco Internationat  Limited.

I agree to extend the Debenture Agreement between Satco and Sundance Strategies, Inc. from the original due date of June 2, 2016 to May 31, 2017. All other terms and conditions remain the same.

/s/ Stephen H. Smoot	February 1, 2016
Stephen H. Smoot	Date
Satco Internationat Limited
Attorney-in-Fact

/s/ Randall F. Pearson	February 2, 2016
Randall F. Pearson	Date
President
Sundance Strategies, Inc.